Exhibit 99.5

[logo] **FSB Bancorp, Inc.**
Subscription & Community Offering Stock Order Form

FSB Bancorp, Inc.
Stock Information Center
45 South Main St.
Fairport, NY14450
(___) ___-____

Expiration Date for Stock Order Forms:
Day, Month __, 2016
4:00 p.m., Eastern Time
(received not postmarked)

IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) Number of Shares ➡ ____ *Subscription Price* **X 10.00 =** **(2) Total Payment Due** $ ➡ ____

Minimum number of shares: 25 shares ($250)
Maximum number of shares: 15,000 shares ($150,000)
Maximum number of shares for associates or group: 25,000 shares ($250,000)
See Instructions.

(3) Employee/Officer/Director Information

☐ Check here if you are an employee, officer or director of Fairport Savings Bank or a member of such person's immediate family living in the same household.

(4) Payment by Check
Enclosed is a check, bank draft or money order payable to FSB Bancorp, Inc. in the amount indicated here.

Total Check Amount $ ➡ ____ .

(5) Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at Fairport Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Fairport Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use	Account Number(s) To Withdraw	$ Withdrawal Amount
	➡	$ ➡ .
	➡	$ ➡ .

(6) Purchaser Information

Subscription Offering

☐ a. Check here if the purchaser listed in section 8 is an Eligible Account Holder with a deposit account(s) at Fairport Savings Bank totaling $50.00 or more on December 31, 2014.

☐ b. Check here if the purchaser listed in section 8 is a Supplemental Eligible Account Holder with a deposit account(s) at Fairport Savings Bank totaling $50.00 or more on _____, 2016 but is not an Eligible Account Holder.

☐ c. Check here if the purchaser listed in section 8 is an Other Member with a deposit account(s) at Fairport Savings Bank on _____ __, 2016 or a borrower with Fairport Savings Bank as of January 14, 2005 that continued to be a borrower on _____ __, 2016 but is not an Eligible Account Holder or Supplemental Eligible Account Holder.

Community Offering

☐ d. Check here if the purchaser listed in section 8 resides in Livingston, Monroe, Ontario, Orleans, Erie, Jefferson or Wayne County, New York.

Indicate county of residence ____________________________________

Account Information
List below all accounts in which you had an ownership interest as of the applicable eligibility date as indicated in a, b or c above. **Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights**. Use reverse side for additional space.

Bank Use	Account Number(s)	Account Title (Name(s) on Account)

(7) Form of Stock Ownership and SS# or Tax ID#:

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Fiduciary (i.e., trust, estate)
☐ Uniform Transfers to Minors Act (Indicate SS# of Minor only) ☐ Company/Corporation/ Partnership ☐ IRA or other qualified plan (Both Tax ID# & SS# for IRAs)

SS#/Tax ID# ➡
SS#/Tax ID# ➡

(8) Stock Registration and Address: Name(s) and address to appear on stock registration statement. Adding the names of other persons who are not owners of your qualifying account(s) may result in the loss of your subscription rights.

Name ➡
Name continued ➡

Mail to– Street ➡
City ➡ State ➡ Zip Code ➡

(9) Telephone Daytime/Evening ➡ (   ) ➡ (   )

(10) Associates/Acting in Concert

☐ Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares and/or are current owners of existing shares of FSB Community Bankshares, Inc.

(11) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by FSB Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on _____ __, 2016, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by FSB Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without FSB Bancorp, Inc.'s consent and if authorization to withdraw from deposit accounts at Fairport Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of conversion and reorganization of FSB Community Bankshares, MHC described in the accompanying prospectus.

Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Fairport Savings Bank, FSB Community Bankshares, MHC, FSB Community Bankshares, Inc. and FSB Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. **Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.**

By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form.

Bank Use

Signature ➡ Date **Signature** ➡ Date

Item (6) Purchaser Information continued: Bank Use Account Number(s) Account Title (Name(s) on Account) Item (10) Associates/Acting In Concert continued: If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or your associates and list the number of shares of FSB Community Bankshares, Inc. currently owned by you or your associates (as defined below) or by persons acting in concert with you (also defined below). Name(s) listed on other stock order forms Number of shares ordered Name(s) of existing stockholders Number of shares owned . Associate - The term “associate” of a particular person means: (1) a corporation or organization, other than FSB Community Bankshares, MHC, FSB Community Bankshares, Inc., FSB Bancorp, Inc. or Fairport Savings Bank, of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization; (2) a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and (3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or officer of FSB Community Bankshares, MHC, FSB Community Bankshares, Inc., FSB Bancorp, Inc. or Fairport Savings Bank or any of their parents or subsidiaries. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. CERTIFICATION FORM I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY FSB COMMUNITY BANKSHARES, MHC, FSB COMMUNITY BANKSHARES, INC., FSB BANCORP, INC., FAIRPORT SAVINGS BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS. I further certify that, before purchasing the common stock of FSB Bancorp, Inc. (the “Company”), I received a prospectus of the Company dated _____, 2016 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section the risks involved in the investment in this common stock, including but not limited to the following: Risks Related to Our Business [insert final text] Risks Related to the Offering (By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

FSB Bancorp, Inc. Stock Ownership Guide Individual Include the first name, middle initial and last name of the stockholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc. Joint Tenants Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants. Tenants in Common Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. Uniform Transfers to Minors Act ("UTMA") Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the NY Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NY (use minor's social security number). Fiduciaries Information provided with respect to stock to be held in a fiduciary capacity must contain the following: • The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual. • The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc. • A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity. • The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description. • The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe. Stock Order Form Instructions Items 1 and 2 - Number of Shares and Total Payment Due Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of conversion and reorganization outlined in the prospectus, the maximum allowable purchase by a person, entity or group of people through a single account is 15,000 shares ($150,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 25,000 shares ($250,000) of common stock. Item 3 - Employee/Officer/Director Information Check this box to indicate whether you are an employee, officer or director of Fairport Savings Bank or a member of such person's immediate family living in the same household. Item 4 - Payment by Check If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to FSB Bancorp, Inc. Your funds will earn interest at the Bank’s statement savings rate until the stock offering is completed. Item 5 - Payment by Withdrawal If you pay for your stock by a withdrawal from a deposit account at Fairport Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate of deposit accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Item 6 – Purchaser Information Subscription Offering a. Check this box if the purchaser had a deposit account(s) at Fairport Savings Bank totaling $50.00 or more on December 31, 2014 (“Eligible Account Holder”). b. Check this box if the purchaser had a deposit account(s) at Fairport Savings Bank totaling $50.00 or more on _______ __, 2016 but is not an Eligible Account Holder (“Supplemental Eligible Account Holder”). c. Check this box if you had a deposit account(s) at Fairport Savings Bank on _____ __, 2016 or a loan outstanding with Fairport Savings Bank as of January 14, 2005 that continued to be outstanding on _____ __, 2016 but are not an Eligible Account Holder or Supplemental Account Holder (“Other Member”). Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights. Note: Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Community Offering d. Check this box if the purchaser is a community member that resides in one of the preferred counties (Indicate county of residence). Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock registration and mailing address in item 8. The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide." Adding the names of other persons who are not owners of your qualifying account(s) may result in the loss of your subscription rights. Item 9 – Telephone Number(s) Indicate your daytime and evening telephone number(s) and county. We may need to call you if we have any questions regarding your order or we cannot execute your order as given. Item 10 – Associates/Acting in Concert Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares or are current owners of existing shares of FSB Community Bankshares, Inc. Item 11– Acknowledgement Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by FSB Bancorp, Inc. no later than 4:00 p.m., Eastern Time, on ___day, _____ __, 2016 or it will become void. Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, or by hand delivery or overnight delivery service to our Stock Information Center. Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other banking offices. If you have any additional questions, or if you would like assistance in completing your stock order form, please call our Stock Information Center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. FSB Bancorp, Inc. Stock Information Center: 45 South Main St., Fairport, NY 14450 (___) ___-____,